                                                                    EXHIBIT 4.14

                       RESTATED U.S.$ SENIOR SECURED BOND
                                ROGERS CABLE INC.
                    (incorporated under the laws of Ontario)

No. 10                                                          U.S.$560,000,000

                            UNITED STATES DOLLAR BOND

      ROGERS CABLE INC. (hereinafter called the "Company") for value received hereby promises to pay to the registered holder hereof on demand and on presentation and surrender of this Senior Secured Bond at the principal office of the Trustee (defined below) in the City of Toronto, Ontario, Canada, the sum of U.S.$560,000,000 (FIVE HUNDRED AND SIXTY MILLION DOLLARS), in lawful money of the United States of America, and to pay interest thereon in accordance with the provisions of the Trust Deed hereinafter referred to at the same place and in like money from the date hereof, at 30% per annum, as well after as before default and judgment with interest on any such interest overdue at the same rate in like money at the same place and money at the same place and month on the same dates.

      This Senior Secured Bond is one of a duly authorized issue of U.S.$ Senior Secured Bonds, issued and is to be issued under a restated deed of trust and mortgage (herein called the "Trust Deed"), made as of the 31st day of January, 1995, between Rogers Cablesystems Limited (now the Company) and National Trust Company, as trustee (the "Trustee"), as supplemented by a first supplemental deed of trust and mortgage, dated as of December 31, 2003, among the Company, Rogers Cable Communications Inc. ("RCCI") and the Trustee.

      Reference is hereby made to the Trust Deed as to the nature and extent of the security created thereby, the rights of the holders of the Senior Secured Bonds issued and to be issued thereunder and of the Company, RCCI and of the Trustee in respect thereof and the terms and conditions upon which the Senior Secured Bonds are issued or may hereafter be issued, all to the same effect as if the provisions of the Trust Deed were herein set forth, to all of which provisions the holder of this Senior Secured Bond assents by acceptance hereof. Without limitation of the foregoing, the holder hereby expressly acknowledges that the Trustee is acting as trustee for the holders of the Senior Secured Bonds and as trustee for the holders of the Deferred Payment Bonds (as such term is defined in the Trust Deed), and the holder hereof expressly consents to the Trustee acting in such capacities by acceptance of this Senior Secured Bond.

      The Trust Deed contains provisions making binding upon all holders of Bonds outstanding thereunder resolutions passed by instruments in writing signed by holders of outstanding Senior Secured Bonds.

      The Trust Deed contains provisions restricting and limiting the rights of a holder of a Related Corporation Bond (as such term is defined in the Trust
Deed) which is a Senior Secured Bond.

      This Senior Secured Bond shall be transferable only in accordance with the provisions of the Trust Deed. No transfer of this Senior Secured Bond shall be valid unless made on the register kept by and at the principal office of the Trustee in the City of Toronto pursuant to the provisions of the Trust Deed, by the registered holder or his attorney duly appointed by instrument in writing in form and execution satisfactory to the Trustee upon compliance with such reasonable requirements as the Trustee may prescribe, or unless such transfer shall have been duly noted hereon by the Trustee.

      This Senior Secured Bond shall not become obligatory for any purpose until certified by the Trustee for the time being under the Trust Deed.

      This Senior Secured Bond is subject to the terms and conditions of a pledge agreement, of even date herewith, entered into by the Company, RCCI and JPMorgan Chase Bank, N.A., as trustee, in connection with the issue by the Company of U.S.$280,000,000 aggregate principal amount of 6.75% Senior (Secured) Second Priority Notes due 2015.

      IN WITNESS WHEREOF the Company has caused this Senior Secured Bond to be signed by its duly authorized officers as of the 30th day of November, 2004.

                                        ROGERS CABLE INC.

                                        By:  /s/ M. Lorraine Daly
                                             --------------------------------
                                             Name:  M. Lorraine Daly
                                             Title: Vice-President, Treasurer

                                        By:  /s/ Alan D. Horn
                                             --------------------------------
                                             Name:  Alan D. Horn
                                             Title: Vice-President

                              TRUSTEE'S CERTIFICATE

      This Senior Secured Bond is one of the Senior Secured Bonds referred to in the Trust Deed within mentioned.

                                        NATIONAL TRUST COMPANY,
                                        as Trustee
                                        By its agent, CIBC MELLON TRUST COMPANY

                                        By: /s/ Geralyn Krowles
                                            ------------------------------------
                                            Authorized Signing Officer

                          (Form of Registration Panel)

          (No writing hereon except by the Trustee or other Registrar)

      DATE OF                  IN WHOSE NAME                    TRUSTEE OR
    REGISTRATION                 REGISTERED                      REGISTRAR
 November   , 2004       JPMorgan Chase Bank, N.A.,             /s/ Geralyn Krowles
                                 as trustee

                        PAYMENTS ON ACCOUNT OF PRINCIPAL

                                           BALANCE OF
                                            PRINCIPAL             AUTHORIZED
 DATE              AMOUNT PAID             AMOUNT PAID            SIGNATURE